IDS Life Insurance Company of New York

Recruiting and Training Manager License Agreement


This is an Agreement, made at Minneapolis, Minnesota, by and between IDS Life Insurance Company of New York and you,




(Print Full Name)


executed and effective as of the date shown on the last line of this Agreement. It defines your relationship with IDSL-NY as a Recruiting and Training Manager. Both you and IDSL-NY promise to comply with the terms of this Agreement and any properly executed Riders to this Agreement.

Section I--Definitions

1. For purposes of this Agreement, the terms listed below have the special meanings shown.

     (a) "IDSL-NY" means IDS Life Insurance Company of New York.

     (b) "IDS" means IDS Financial Services Inc. (formerly IDS Marketing Corporation).

     (c) "Affiliate" means any partnership, business, trust, company or corporation affiliated with IDSL-NY at any time while this Agreement is in effect.

     (d) "Planner" means Personal Financial Planner and Sales Representative.

     (e) "Services" means financial planning, advisory, securities brokerage, tax or other financial Services.

     (f) "Products" means certificates, stock, other securities or investments, lending products, life insurance and annuity policies and contracts, and other insurance products.

     (g) "Records and Materials" means all records, files, manuals, blanks, forms, materials, supplies, stationery, literature, seminar materials, computer software, licenses, papers and books that IDSL-NY or an Affiliate furnishes or leases to you

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     for use, with or without charge, or that you create or prepare, including notes, memos and works of authorship, in connection with the performance of this Agreement.

     (h) "Client" means a person or entity who (1) purchases or holds a Product or Service acquired from or through IDSL-NY or an Affiliate or one of their Planners with the consent of IDSL-NY or the Affiliate, or (2) authorized IDSL-NY, an Affiliate or one of their Planners to make personal financial planning presentations to it or its employees or members, or (3) is a member of a Client's household.

Section II--Appointment

1. You are employed as a Recruiting and Training Manager by IDS pursuant to an agreement, the terms of which prohibit you from acting as an insurance agent while acting on behalf of IDS, and you may find it necessary or desirable in certain circumstances to undertake activities which are reserved by law to insurance agents. IDS has advised IDSL-NY that it will waive the full-time requirement of its employment agreement with you to the extent necessary for you to act as an agent of IDSL-NY, but only upon the express condition that you will receive no compensation from IDSL-NY.

2. IDSL-NY appoints you to act as an agent of IDSL-NY in connection with your activities as a Recruiting and Training Manager, but only in accordance with this Agreement and you accept that appointment.

Section III--Business Activities of Manager

Your duties as a Recruiting and Training Manager may include activities necessitating you to act as an agent of IDSL-NY. You will not exercise any greater control over the Planners or managers of IDSL-NY or an Affiliate than is authorized by such company.

Section IV--Duties

Through this Agreement IDSL-NY engages you as an independent contractor to:

1. Seek applications for insurance policies and annuity contracts.

2. Promptly deliver premium receipts and policies originating from applications so sought, but only when the applicant appears to be in good health and the initial premium (if required) has been duly paid.

3. Immediately report and remit to IDSL-NY any payments for initial premiums originating from applications so sought or other money or property you may collect or receive on behalf of IDSL-NY without commingling the same with your own funds or property.


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4.  In dealing with Clients or prospective Clients, fully explain the terms of any insurance policy or annuity contract, make no untrue statements and state all relevant facts.

Section V--Status of Manager

1. Nothing in this Agreement can be interpreted as creating an employer-employee relationship between IDSL-NY and you or between any representative of IDSL-NY and you.

2. You will pay all expenses and fees you incur while carrying out the terms of this Agreement and will comply with all applicable laws, ordinances and regulations.

3. You will, before conducting any activities under this Agreement, obtain any licenses or registrations required by law or IDSL-NY and a fidelity or surety bond satisfactory to IDSL-NY and will maintain them in force until this Agreement is terminated.

4. This Agreement will terminate upon cancellation or non-renewal of any license, registration or bond you are required to have by the terms of this Agreement.

Section VI--Undertakings by Manager

1. You must have written approval from IDSL-NY or an Affiliate before you issue or use in any way any materials about insurance policies or annuity contracts distributed by IDSL-NY or an Affiliate or about them.

2. You will abide by all rules, regulations and policies of IDSL-NY and IDS.

3. You cannot alter or change the provisions of any insurance policy or annuity contract distributed by IDSL-NY. You also cannot incur any liability or expense on behalf of IDSL-NY.

4. You agree to and authorize the assignment of any debt you owe IDSL-NY to any Affiliate. You also agree to repay any assigned debt to the assignee.

Section VII--Compensation

You will not receive any compensation from IDSL-NY for any of your activities under this Agreement.

Section VIII--Termination

1. This Agreement will terminate upon your death, your total and permanent disability, your retirement or the termination of your IDS Recruiting and Training Manager Agreement with IDS.


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2.  This Agreement may be terminated by either party without cause upon 30 days'
    written notice to the other party and for cause may be terminated immediately by IDSL-NY. A breach by you of any provision of this Agreement will terminate this Agreement.

3. If IDSL-NY believes that it may have the right to terminate this Agreement for cause, IDSL-NY can notify you that it is investigating whether cause for termination exists. This suspension can be given instead of terminating the Agreement, in order to provide time for determining the facts. Until the notice is retracted, it has the same effect on your rights as a notice of termination for cause. When the investigation has been completed, if not before, IDSL-NY will notify you whether your suspension is lifted or the Agreement is terminated for cause. If the Agreement is terminated, the termination takes effect on the date you received the notice of suspension.

4. (a) All Records and Materials are the property of IDSL-NY, an Affiliate or one of their associated companies. All rights to Records and Materials that you prepare or create in connection with the performance of this Agreement are hereby assigned to IDSL-NY. You agree that you will not reproduce or allow the reproduction of the Records and Materials in any manner whatsoever except pursuant to written policy or consent of IDSL-NY.

    (b) You are responsible for the safekeeping of these items. Such Records and Materials are open to inspection by IDSL-NY at any time during your normal business hours. You must return them and all copies of them to IDSL-NY at any time on request. When this Agreement ends, all of these items remain IDSL-NY property. You must return all of them, together with any licenses you have or control, without demand or compensation.

    (c) While this Agreement is in effect and after it ends, you agree that you will not reveal the contents of any IDSL-NY property or allow them to be revealed, except in connection with carrying out your duties under the Agreement. You will not reveal the names and addresses of IDSL-NY Clients or any other information about them, including financial information. You also will not reveal any of this information about potential Clients, to whom a presentation has been made by an IDSL-NY Planner, who might reasonably be expected to do business with IDSL-NY or an Affiliate. You will not allow any of this information about Clients or potential Clients to be revealed.

    (d) You agree that the identity of Clients and potential Clients is confidential information. For one year after this Agreement ends, you agree not to use any such information in connection with any business in competition with IDSL-NY or an Affiliate.

5. (a) You must not, without the written consent of IDSL-NY, use any information you acquired while this Agreement was in force in a manner adverse to the interests of IDSL-NY or an Affiliate. You also must not:


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          (1)  Encourage or induce anyone to terminate an agreement with IDSL-NY or an Affiliate without IDSL-NY's consent;

          (2) Encourage or induce any annuity or policy holder to give up a policy or contract;

          (3)  Promote  or  make  unwarranted   claims  against  IDSL-NY  or  an
               Affiliate.

     (b) All of the above provisions apply while the Agreement is in effect and after it ends.

6. For one year after this Agreement ends, you agree that you will not, in the territory where you acted as a Recruiting and Training Manager under this or any other agreement with IDSL-NY or an Affiliate, directly or indirectly offer for sale, sell or seek an application for any Product or Service issued or provided by any company to or from a Client you contacted, dealt with or learned about while you represented IDSL-NY or an Affiliate or because of that representation. You are excepted from this restriction only if you carry out these activities as a Planner or manager of IDSL-NY or with the written consent of IDSL-NY.

7 You must not do anything to damage the goodwill of IDSL-NY or an Affiliate.

8. (a) You agree that:

        (1) The violation of the provisions in paragraphs 4, 5, 6 and 7 of this section will result in damage to IDSL-NY that cannot be determined exactly and for which IDSL-NY has no adequate remedy under the law; and that

        (2) IDSL-NY has the specific right to enforce these provisions; and that

        (3) IDSL-NY is entitled to an injunction to keep you from violating the provisions or to enforce them.

    (b) If a dispute involving this Agreement is submitted for arbitration under the Code of Arbitration Procedure of the National Association of Securities Dealers or otherwise, you agree that IDSL-NY is entitled to an injunction by a court of competent jurisdiction to keep you from violating these restrictions while the arbitration is pending.

Section IX--Termination Claims

You have no claim against IDSL-NY for profits, anticipated profits or earnings under the terms of this Agreement or your employment agreement with IDS as a Recruiting and Training Manager. You also have no claim against IDSL-NY for a refund or reimbursement of any funds you have advanced or expenses you have paid or incurred in connection with your responsibilities under this Agreement or for any other reason.
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Section X--Miscellaneous

1. This Agreement is a New York contract, governed by New York law.

2. If IDSL-NY waives any provision of this Agreement, the waiver applies only to that provision, not to any other parts of the Agreement. A waiver is effective only when it is in writing and signed by an authorized IDSL-NY officer.

3. If the laws of any state prohibit any provision of this Agreement, the laws apply only to that provision. They do not invalidate the remaining portion of the Agreement.

4. Any notice to IDSL-NY under this Agreement must be given to the home office of IDSL-NY in Albany, New York. Any notice given to you under this Agreement is considered to have been given if delivered to you in person or mailed to your last known address on file with the IDSL-NY home office in Albany.

You and IDSL-NY both acknowledge that no oral or written representations were made about this Agreement or about the relationship between you and IDSL-NY that are not set forth in this Agreement. Your rights and IDSL-NY's rights are governed only by this Agreement and by any other subsequent written agreements or riders between you and IDSL-NY and signed by an authorized officer of IDSL-NY.

Section XI--Nonassignable

You may not assign this Agreement without IDSL-NY's written consent.

Section XII--Prior Agreements

This Agreement terminates and supersedes any existing agreements between the parties whether executed effective the same date as this Agreement or otherwise. However, this provision does not impair your right to any commissions or overwriting payable under such an agreement for business written under that agreement or your right to any compensation earned and unpaid under that agreement.

Section XIII--Effective Date

In witness of the provisions of this Agreement as described above, you and IDSL-NY have entered into this Agreement with the understanding that it becomes effective on _______________________, 19__.
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                     IDS Life Insurance Company of New York


Recruiting and Training Manager                            Assistant Secretary


D.O. Number


Planner No.

       (To be executed in duplicate - one copy to be returned to Recruiting and Training Manager.)